Investor Presentation April 2022

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 2 Forward-Looking Statements Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non- GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non- GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

Company Overview

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 4 At a Glance – CB Financial Services, Inc. Shareholder Information Share Price $23.69 Shares Outstanding 5.2M Public Float 4.6M Market Cap 122.2M Total Stockholder’s Equity $122.2M Book Value per Share $23.69 Tangible Book Value per Share (1) $20.86 Price to Book Value 1.00X Price to Tangible Book Value (1) 1.14X P/E LTM (LTM EPS of $2.22) 10.7x P/E LTM (LTM Adjusted EPS of $2.07) (1) 11.4x • Community Bank headquartered in Southwestern PA • Founded in 1901 • Community Bank operates 11 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, and three offices in Marshall and Ohio Counties in West Virginia. • Financial Overview – Assets: $1.44 billion – Loans: $1.02 billion – Deposits: $1.25 billion • Focused on investing in organic growth initiatives while also returning capital to shareholders via share repurchases. Corporate Overview • All daily trading information/multiples as of April 26, 2022 • All other financial information as of March 31, 2022 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure.

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 5 Our Enduring Purpose MISSION: We partner with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives CORE VALUES: Take care of each other / Always do the right thing / Protect the Bank / Work hard to achieve our goals / Give and expect mutual respect / Enjoy life everyday OUR CORNERSTONE: Client experience first

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 6 Investment Thesis: Well-Positioned to Achieve Better than Peer Results Solid Fundamental Leadership ◦ Executive team with an average of over 25 years experience in lending, finance, and credit ◦ Led by CEO John Montgomery, an accomplished bank executive with over 30 years of experience Market Presence with Brand Recognition ◦ 120 Year History ◦ Serving Stable Southwestern PA market Blending Efficiency with Technology ◦ Optimization efforts implemented in 2020-2021 are yielding measurable reductions in non- interest expense and resilience ◦ Improved profitability while continuing to invest in digital marketing and technology

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 7 Diversified Business ◦ Well-positioned to serve the needs of small and medium- sized businesses across our footprint ◦ Growing presence within the Pittsburgh MSA ◦ Strong asset quality Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage ◦ Active mortgage origination platform with dedicated mortgage originators ◦ Robust housing market ◦ Expanding mortgage banking platform into legacy markets ◦ Provides relatively uncorrelated source of revenues ◦ Complementary to commercial and retail banking business ◦ Currently operating in Southwestern PA, Central WV, Ohio River Valley

Leveraging a Rich History and Community Presence

The Beginning and Formation of the Bank



1901

The Bank was originally chartered in 1901 as The First National Bank of Carmichaels, serving southwestern PA and local community

1987

Changed name to Community Bank, National Association

2006

Completed a charter conversion from a national bank to a Pennsylvania-chartered commercial bank wholly-owned by the Company

Branch Network Supporting SW Pennsylvania, WV, and OH



2007-2019

Community Bank weathered the financial crisis, continued to expand its community presence, and launched new insurance and wealth management services

Global Pandemic Accelerates Need for Revitalization

2020

The onset of COVID-19 increased demand for fintech solutions and mobile banking services

Community Bank Appoints John Montgomery President & CEO in August 2020

Implementation of Strategic Initiatives Aimed at Optimizing Branch Network

2021

Community Bank completed optimization of its current branch network through the consolidation of six and sale of two branch locations

Community Bank engaged with third-party workflow optimization experts to assist in implementing robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies and grow revenue in the near and long-term

Investing in Growth to Position Community Bank for the Future

2022 -

Focus squarely on growth investments as well as continued efficiency improvements through technology that prioritizes customer convenience.

Community Bank Appoints Alan Bicker, Bruce Sharp, & Ben Brown to the Executive Leadership Team

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 8

Attractive Operating Markets ~ New Infrastructure

Community Bank

Pittsburgh Metropolitan Area

- Population of approximately 2.4 million with a median household income of nearly $64,000, which is projected to increase 10.2% in the next 5 years
- Large market for energy, healthcare, technology, and manufacturing companies[(1)]
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University[(1)]
- Fortune 500 companies headquartered in Pittsburgh MSA include: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International[(2)]
- Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh
- Substantial medical services investment is happening regionally:
  - UPMC is investing $2 billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA
  - UPMC said it plans to break ground on the 900,000-square-foot heart and transplant hospital in the second half of 2022, according to the Pittsburgh Business Journal. Construction is slated to take about four years, and UPMC expects the facility to open in late 2026.

Large Employers in Operating Area

CONSOL ENERGY
CROWN CASTLE
UPMC LIFE CHANGING MEDICINE
WESCO
ANSYS
84 LUMBER
VIATRIS
FedEx
EQT


UPMC | VISION AND REHABILITATION HOSPITAL
At UPMC Mercy

Opening of Southern Beltway from I-79 in Washington County to Pittsburgh International Airport



- Pittsburgh's first major highway in decades
- 110,000 drivers connected between Washington County and Pittsburgh International Airport

(1) https://datausa.io/profile/geo/pittsburgh-pa/
(2) http://fortune.com/fortune500/

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 9

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 10 ◦ President & CEO; appointed in August 2020 ◦ Accomplished bank executive with over 30 years of experience ◦ Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank located in St. Louis, Missouri. Jamie Prah ◦ Executive Vice President & Chief Financial Officer ◦ 20+ years of banking experience with 9 years in CEO/CFO role ◦ Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO ◦ Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight John Montgomery Ralph Burchianti ◦ Senior Executive Vice President & Chief Credit Officer ◦ Director since 2018 ◦ Responsibilities include oversight of credit & underwriting policies for the organization ◦ Nearly 35 years of experience with CBFV Executive Leadership Team Jennifer George ◦ Senior Executive Vice President & Chief Operations Officer ◦ Appointed SEVP in October 2021, EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance ◦ 20+ years banking experience with a background in Accounting. Specializing in operations, BSA, compliance & human resources ◦ Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO

CB Financial Services, Inc. (Nasdaq: CBFV) January 2022 Page 11 Leadership Additions to Drive Growth Alan Bicker ◦ Executive Vice President, Chief Consumer Banking Officer. ◦ Appointed in March 2022. ◦ Responsibilities include all retail bank operations, marketing, the call center, ATM/ITM rollout, business banking, mortgage sales and the Community Bank website. ◦ Alan was previously an executive with First National Bank of Pennsylvania and has held various senior-level positions in the banking industry. Bruce Sharp ◦ Executive Vice President, Chief Commercial Banking Officer. ◦ Appointed in February 2022. ◦ Responsibilities include all commercial sales, customer service, process, and product initiatives, as well as treasury management sales. ◦ More than 30 years of experience in banking and financial services, having held various senior-level leadership roles. Ben Brown ◦ Director of Client Experience and Innovation. ◦ Appointed in April 2022. ◦ Responsibilities include overseeing the strategy, planning and execution to assure quality client experience, as well as marketing, communications, and employee engagement functions. ◦ Ben was previously CEO and Director of Operations at Mon Valley Alliance & Mon Valley Alliance Foundation.

2022 Update

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 13 2022: Key Accomplishments and Initiatives 01 03 02 Well-positioned to capitalize on continued U.S. housing market recovery Continued Build Out of Revenue Team – Appointment of Bruce Sharp as Chief Commercial Banking Officer – Appointment of Alan Bicker as Chief Consumer Banking Officer – Continue to focus on strategic hires that will help drive growth in both loans and deposits Grow Loans and Deposits – Total loans, excluding PPP loans, increased $16.1 million, or 6.5% annualized, from March 31, 2022 – Commercial real estate and indirect auto loans were areas of notable strength – Alan Bicker hired as Chief Consumer Banking Officer and tasked with driving growth Completed Stock Buyback Plan – On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company's outstanding common stock – Completed the repurchase program on February 15, 2022 with 308,996 shares of the Company's common stock repurchased at an average price of $24.27 per share 02 Announced New Stock Buyback Plan – On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company's outstanding common stock – Funding for the buyback program provided by subordinated debt offering conducted during Q4 2021 while current operations provide ample capital to support corporate growth initiatives Improving Efficiency – Completed optimization program undertaken over the prior two years, establishing a lower non-interest expense run rate – Q1 2022 Efficiency Ratio of 69.2%, compared with 71.4% in Q1 2021 – Intend to maintain rigorous expense control as we work toward top quartile performance

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 14 First Quarter 2022 Recap Financial Performance During Optimization Efforts (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. (comparison to December 31, 2020) Reported Adjusted (non-GAAP) $3.1M Reported Adjusted (non-GAAP)1 NI $3.0M $0.59EPS $0.58 0.87% 0.87% 9.54% 9.50% ROAA ROAE Net Income (NI) Loans and Deposits Book Value Q1 2022 net income (GAAP) was $3.0M, or $0.58 per diluted share, compared to $2.8M, or $0.52 per diluted share, in the prior year period Adjusted net income (non-GAAP) was $3.1M, or $0.59 per diluted share, compared to $2.5M, or $0.46 per diluted share Total loans as of March 31, 2022 were $1.02B, a decrease of $0.2M compared to the prior year end Total deposits as of March 31, 2022 were $1.25B, an increase of $23.7M compared to the prior year end Book value per share was $23.69 at March 31, 2022, compared to $25.31 at the prior year end Tangible book value per share was $20.86 at March 31, 2022, compared to $22.45 at the prior year end (1) 131,840Shares Repurchased (at March 31, 2022)

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 15 Increasing Efficiency In Our Branch Network ◦ Reduced overall branch locations from 23 to 14 over the past 7 quarters ◦ Gaining traction in reduction of non- interest expense, including salaries ◦ Deposits per branch continuing to trend favorably ◦ Focus on driving revenue initiatives while continuing to scrub for additional optimization opportunities Branch Optimization Efforts Yielding Results $51,910 $54,502 $55,662 $58,385 $79,757 $80,488 $87,615 $89,308 Total Deposits Deposits Per Branch 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 $1,000,000 $1,050,000 $1,100,000 $1,150,000 $1,200,000 $1,250,000 $1,300,000 $1,350,000 $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 16 Revenue Generating Initiatives GOAL: Leverage strong brand recognition and lending relationships to support organic loan growth and enhance revenue generating potential in CB’s core markets As part of optimization initiatives and following COVID-19, we have been more selective on growing new loans while implementing strategic steps to take advantage of economic recovery in Southwestern PA and in the Ohio Valley. Q1 2021 Q2 2021 Q3 2021 Q4 2021 New CRM Process Implemented a multi-faceted sales process for loan officers from identification to closing Lending Initiatives Efficiency in indirect auto loan process while not sacrificing credit quality Milestone Leveraged CB’s upcoming 120th anniversary to generate awareness Loan Growth Re-evaluated data set for commercial loan leads; better identification measures for loan pipeline Moving Forward Identify Talent Productivity Management Leverage Resilient and Scalable Franchise Q1 2022 Sales Leadership Added seasoned commercial and retail sales leaders tasked with driving growth

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 17 Revenue Metrics Benefiting From Optimization Efforts ▪ Total Interest and Dividend Income, plus Insurance Commissions, continue to grow ▪ Completion of optimization initiative in 2021 is resulting in improved efficiency ▪ Investing in retail deposit and commercial loan growth through our recent strategic hires Improving Returns on Our Human Capital Revenue per Full-time Employee $176,167 $208,853 $183,024 $245,865 $249,528 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 (Annualized) $120,000 $140,000 $160,000 $180,000 $200,000 $220,000 $240,000 $260,000

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 18 • Empower our experienced, high-quality employees to provide superior customer service in all aspects of our business ◦ Net Promoter Score of 45 vs. a banking industry average of 34 (higher number represents an increasingly satisfied customer base)1 • Create a sales and service culture which builds full relationships with our customers • Utilize technology investments to enhance speed of process while improving customer experience • Enhance profitability and efficiency potential while continuing to invest for future growth • Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan and across our footprint • Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets • Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Building on Core Strengths Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses (1) Net promoter score based on 3rd party customer survey results. Banking industry average net promoter score: https://customergauge.com/benchmarks/blog/financial-services-nps-benchmarks

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 19 Historically Low Rates Creates NIM Pressures on All Banks Disruption by Technology and FinTech Online and Mobile Delivery of Services is Essential Evaluating Market Changes ~ Need to Adapt Changing Consumer Behavior Requirements for Instant Service to Fulfill Expectations (One Click) 0%

Financial Update – Q1 2022

Community Bank

($000s except per share)	2019 FY 12/31/19	2020 FY 12/31/20	2021 FY 12/31/21	Q1 2021 3/31/21	**Q1 2022 3/31/22**
Balance Sheet					
Total Assets	$1,321,537	$1,416,720	$1,425,479	$1,476,821	**$1,438,670**
Total Loans	952,496	1,044,753	1,020,796	1,041,697	**1,020,642**
Total Deposits	1,118,359	1,224,569	1,226,613	1,284,463	**1,250,313**
Tangible Common Equity(2)	112,145	116,399	118,097	116,177	**107,574**
Capital Ratios (%)					
Loans/ Deposits	85.2 %	85.3 %	83.2 %	81.1 %	**81.6 %**
Tangible. Common Equity / Tangible Assets(2)	8.74	8.32	8.37	7.96	**7.55**
Tier 1 Ratio(3)	11.4	11.8	12.0	11.8	**12.0**
Total Capital Ratio(3)	12.5	13.0	13.2	13.1	**13.2**
Asset Quality (%)(1)					
NPAs/ Assets	0.42 %	1.04 %	0.51 %	0.98 %	**0.51 %**
NCOs/ Avg Loans	0.05	0.11	0.02	0.02	**(0.01)**
Reserves/ Nonaccrual Loans	340	117	233	118	**218**
Profitability					
Net Income (Loss)	$ 14,327	$ (10,640)	$ 11,570	$ 2,845	**$ 3,047**
ROAA	1.09 %	(0.77)%	0.79 %	0.81 %	**0.87 %**
PTPP ROAA(2)	1.28	1.05	1.32	1.07	**1.10**
ROAE	9.89	(7.18)	8.66	8.54	**9.50**
ROATCE(2)	15.09	8.86	12.54	11.70	**12.30**
Net Interest Margin (FTE)(2)	3.64	3.32	2.94	3.05	**3.10**
Adjusted Efficiency Ratio(2)	63.8	68.1	74.2	70.1	**65.9**
Diluted EPS	$ 2.63	$ (1.97)	$ 2.15	$ 0.52	**$ 0.58**
TBV Per Share(2)	20.52	21.42	22.45	21.38	**20.86**

(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.
(3) Regulatory capital ratios are bank-level.

- Diluted EPS (GAAP) for Q1 2022 was $0.58, compared to $0.52 in the prior year period
- NIM (GAAP) increased 4 bps year-over-year to 3.08% compared with Q1 2021 of 3.04% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans (including Payroll Protection Program ("PPP") loans) were $1.02 billion, a decrease of $154,000 compared to prior year end
- Total loans (excluding PPP loans) were $1.01 billion, a increase of $16.1 million compared to the prior year end
- Total deposits were $1.25 billion, an increase of $23.7 million compared to the prior year end
- Total assets increased to $1.44 billion, compared to $1.43 billion at the prior year end
- Regulatory capital levels remain well capitalized

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 20

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 22 ◦ Continuing to drive organic loan growth without sacrificing credit underwriting standards ◦ Providing personalized customer engagement that leads to repeat and referral business ◦ Focusing on growth in core deposits ◦ New competitive core system ◦ Branch optimization Operating Initiatives Have Lead to Consistent Growth with a High-Quality Balance Sheet ($ in m ill io ns ) Total Assets $846.1 $934.5 $1,281.7 $1,321.5 $1,416.7 $1,425.5 $1,438.7 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 03/31/22 $600 $800 $1,000 $1,200 $1,400 $1,600

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 23 Expertise in Commercial Real Estate Commercial & Industrial 6.6% Real Estate- Construction 5.3% Real Estate- Commercial 41.9% Real Estate- Residential 31.1% Consumer 14.1% Other 1.0% Loan Growth Trend and CRE Loan Composition (as of March 31, 2022) ($ in m ill io ns ) Total Loans $683.4 $681.9 $912.9 $952.8 $1,044.8 $1,020.8 $1,020.6 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 03/31/22 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 $1,100.0

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 24 Industry CRE Portfolio Owner Occupied CRE Loans by Industry – $92.0M Non-Owner Occupied CRE Loans by Industry – $335.3M Source: Company information as of 3/31/2022 Retail Space 25.9% Other Non-Farm/Non-Residential 20.4% Warehouse Space 15.7% Office Space 10.5% Medical Facilities 7.0% Manufacturing 5.8% Churches 4.4% Senior Housing 4.0% Restaurants 2.6% Other 3.5% Retail Space 25.1% Multifamily 24.5% Warehouse Space 12.2% Office Space 11.0% Manufacturing 7.1% Senior Housing 6.9% Hotels 4.0% Medical Facilities 3.5% Other Non-Farm/ Non-Residential 2.8% Oil and Gas 2.4% Restaurants 0.7%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 25 Industry C&I Portfolio C&I Loans by Industry – $59.6M excl. PPP Source: Company information as of 3/31/2022 Manufacturing 13% Arts, Entertainment and Recreation 11% Professional, Scientific, and Technical Services 9% Construction 8% Real Estate Rental and Leasing 8% Senior Housing 7% Finance and Insurance 7% Wholesale Trade 7% Oil and Gas 7% Educational Services 6% Health Care and Social Assistance 5% Transportation and Warehousing 4% Retail Trade 4% Utilities 2% Other Services 2% Other C&I Industries 1%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 26 Total Deposits and Deposit Composition (as of March 31, 2022) ($ in m ill io ns ) Total Deposits $679.3 $698.2 $773.3 $1,086.7 $1,118.4 $1,226.6 $1,250.3 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 03/31/22 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 Deposit Composition Non-Interest Bearing Demand Deposits 32.0% Interest Bearing Demand Deposits 22.4% Money Market Accounts 15.4% S a v i n g s A c c o u n t s 1 9 . 8 % Time Deposits 10.3%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 27 Asset Quality Trends NCOs (Recoveries)/Average LoansNon-Current Loans/Total Loans Allowance for Loan Losses to Total Loans NPAs/Total Assets 1.03% 1.26% 0.85% 0.49% 0.52% 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 0.02% (0.01)% (0.01)% 0.03% (0.01)% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% 1.22% 1.15% 1.16% 1.13% 1.14% 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 1.10% 1.15% 1.20% 1.25% 0.98% 1.07% 0.74% 0.51% 0.51% 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 0.25% 0.50% 0.75% 1.00% 1.25%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 28 Revenue Diversification • Noninterest income sources comprised approximately 19.8% of total operating revenue during Q1 2022; provides stable revenue stream • Q4 2021 Non interest income included $5.2 million from the sale of branches as part of optimization initiative $ in M ill io ns Total Revenue - Five Quarter Trend ($M) $10.0 $9.9 $10.0 $10.2 $9.9 $3.2 $2.2 $2.2 $8.7 $2.6 Net Interest Income Non Interest Income Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0.0 $4.0 $8.0 $12.0 $16.0 $20.0 Q1 2022 - Noninterest Income Mix (000's) Insurance Commissions $1,798 68.8% Other Income $289 11.1% Service Fees $526 20.1%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 29 Net Income (Loss) and Adjusted Net Income(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Net Income (Loss) $ in 000's $2,845 $1,983 $6,965 $3,047 $(223) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0 $2,000 $4,000 $6,000 $8,000 Adjusted Net Income (1) $ in 000's $2,492 $3,217 $1,966 $2,843 $3,059 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $0 $2,000 $4,000 $6,000 $8,000

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 30 EPS - Diluted and Adjusted EPS - Diluted(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. EPS - Diluted 0.52 (0.04) 0.37 1.31 0.58 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 Adjusted EPS - Diluted 0.46 0.59 0.36 0.53 0.59 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 (1)

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 31 Net Interest Margin (FTE)(1) (1) Net Interest Margin (GAAP) was 3.04%, 2.84%, 2.88%, 2.95%, and 3.08%, respectively, for the same time periods. 3.36% 3.11% 3.11% 3.17% 3.32% 3.05% 2.85% 2.89% 2.96% 3.10% 0.44% 0.37% 0.33% 0.31% 0.33% Yield on Earning Assets Net Interest Margin Cost of Funds Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 32 Adjusted Efficiency Ratio(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Efficiency Ratio (GAAP) was 71.44%, 112.91%, 80.05%, 52.71%, and 69.21%, respectively, for the same time periods. 70.06% 80.68% 77.27% 69.73% 65.88% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 60.00% 65.00% 70.00% 75.00% 80.00% 85.00%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 33 Adjusted Return on Average Assets – ROAA(1) Adjusted Return on Average Equity – ROAE(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. ROAA (GAAP) was 0.81%, (0.06)%, 0.54%, 1.87% and 0.87%, respectively, for the same time periods. ROAE (GAAP) was 8.54%, (0.66)%, 5.93%, 20.95%, and 9.50%, respectively, for the same time periods. 0.71% 0.87% 0.53% 0.76% 0.87% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 7.48% 9.57% 5.88% 8.55% 9.54% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 34 Strong Capital Ratios (Community Bank) 11.79% 11.79% 13.04% 7.81% 11.95% 11.95% 13.18% 7.76% 11.99% 11.99% 13.20% 8.19% December 31, 2020 December 31, 2021 March 31, 2022 Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 35 Interest Rate Risk Sensitivity Estimated % Change in Net Interest Income Over: 0 – 12 Months (1) 13 – 24 Months (2) Change in Interest Rates Actual Actual Up 400 bps 13.81% 19.51% Up 300 bps 11.23% 15.46% Up 200 bps 7.99% 10.86% Up 100 bps 2.93% 4.41% Down 100 bps (5.52)% (7.61)% Source: Company information as of 3/31/22. (1) Assumes a parallel shift in the yield curve over 12 months, with no change thereafter. (2) Assumes a parallel shift in the yield curve over 24 months, with no change thereafter. • The sensitivity is measured as a percentage change in net interest income given the stated changes in interest rates compared to net interest income with rates unchanged in the same period

Moving Forward – Building a Stronger Community Investing for the Future Adaptive to New Consumer Expectations Engaging with Loyal Customers and Winning New Ones

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 37 Contact Information Company Contact: John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Jeremy Hellman, CFA Phone: (212) 836-9626 Email: jhellman@equityny.com NASDAQ Global Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: 724-966-5041 Fax: 724-966-7867

Appendix

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Financial Condition Data	**3/31/22**	**12/31/21**	**9/30/21**	**6/30/21**	**3/31/21**
ASSETS					
Cash and Due From Banks	$ 123,588	$ 119,674	$ 173,523	$ 172,010	$ 230,000
Securities	231,097	224,974	221,351	208,472	142,156
Loans Held for Sale	—	—	17,407	11,409	—
Loans					
Real Estate:					
Residential	317,254	320,798	317,373	322,480	339,596
Commercial	427,227	392,124	379,621	360,518	370,118
Construction	54,227	85,028	78,075	85,187	77,714
Commercial and Industrial					
PPP	8,242	24,523	32,703	49,525	60,380
Other Commercial and Industrial	59,601	64,487	69,657	70,666	68,551
Consumer	143,422	122,152	112,087	106,404	111,650
Other	10,669	11,684	12,083	12,666	13,688
Total Loans	1,020,642	1,020,796	1,001,599	1,007,446	1,041,697
Allowance for Loan Losses	(11,595)	(11,582)	(11,581)	(11,544)	(12,725)
Loans, Net	1,009,047	1,009,214	990,018	995,902	1,028,972
Premises and Equipment Held for Sale	—	—	795	795	—
Premises and Equipment, Net	18,349	18,399	18,502	18,682	20,240
Bank-Owned Life Insurance	25,468	25,332	25,190	25,052	24,916
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	4,850	5,295	5,740	6,186	7,867
Accrued Interest and Other Assets	16,539	12,859	12,560	13,373	12,938
Total Assets	$ 1,438,670	$ 1,425,479	$ 1,474,818	$ 1,461,613	$ 1,476,821
LIABILITIES					
Deposits Held for Sale	$ —	$ —	$ 102,647	$ 102,557	$ —
Deposits					
Non-Interest Bearing Demand Deposits	400,105	385,775	373,320	368,452	377,137
Interest Bearing Demand Accounts	280,455	272,518	244,004	246,920	280,929
Money Market Accounts	192,929	192,125	190,426	176,824	198,975
Savings Accounts	247,589	239,482	232,679	226,639	246,725
Time Deposits	129,235	136,713	144,727	154,718	180,697
Total Deposits	1,250,313	1,226,613	1,185,156	1,173,553	1,284,463
Short-Term Borrowings	39,219	39,266	42,623	39,054	45,352
Other Borrowings	17,607	17,601	6,000	6,000	6,000
Accrued Interest and Other Liabilities	9,375	8,875	7,405	7,913	7,230
Total Liabilities	1,316,514	1,292,355	1,343,831	1,329,077	1,343,045
STOCKHOLDERS' EQUITY	$ 122,156	$ 133,124	$ 130,987	$ 132,536	$ 133,776

CB Financial Services, Inc. (Nasdaq: CBFV)
April 2022
Page 39

Selected Consolidated Financial Information

(Dollars in thousands) (Unaudited)

Selected Operating Data	Three Months Ended 03/31/22	12/31/21	09/30/21	06/30/21	03/31/21
Interest and Dividend Income					
Loans, Including Fees	9,551	9,904	9,718	9,936	10,146
Securities:					
Taxable	905	866	843	635	646
Tax-Exempt	66	66	71	74	78
Dividends	22	21	19	24	20
Other Interest and Dividend Income	72	106	135	151	98
Total Interest and Dividend Income	10,616	10,963	10,786	10,820	10,988
Interest Expense					
Deposits	530	636	715	827	947
Short-Term Borrowings	19	26	25	24	23
Other Borrowings	174	70	36	35	41
Total Interest Expense	723	732	776	886	1,011
Net Interest and Dividend Income	9,893	10,231	10,010	9,934	9,977
Provision (Recovery) for Loan Losses	—	75	—	(1,200)	—
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	9,893	10,156	10,010	11,134	9,977
Noninterest Income:					
Service Fees	526	569	602	614	546
Insurance Commissions	1,798	1,618	1,194	1,209	1,595
Other Commissions	89	90	93	173	165
Net Gain on Sales of Loans	—	977	49	31	86
Net (Loss) Gain on Securities	(7)	44	24	11	447
Net Gain on Purchased Tax Credits	14	17	18	17	18
Gain on Sale of Branches	—	5,203	—	—	—
Net Loss on Disposal of Fixed Assets	(8)	—	—	(3)	—
Income from Bank-Owned Life Insurance	136	142	138	136	137
Other Income	65	29	80	31	180
Total Noninterest Income	2,613	8,689	2,198	2,219	3,174
Noninterest Expense:					
Salaries and Employee Benefits	4,565	5,181	4,787	5,076	4,894
Occupancy	686	619	615	1,024	710
Equipment	210	252	205	311	266
Data Processing	485	488	541	607	518
FDIC Assessment	209	222	293	249	250
PA Shares Tax	240	173	224	225	265
Contracted Services	587	1,133	1,441	750	687
Legal and Professional Fees	152	206	180	419	189
Advertising	116	191	225	193	140
Other Real Estate Owned (Income)	(38)	(30)	(89)	(26)	(38)
Amortization of Intangible Assets	445	445	446	503	532
Intangible Assets and Goodwill Impairment	—	—	—	1,178	—
Writedown of Fixed Assets	—	23	2	2,268	—
Other	999	1,069	903	945	982
Total Noninterest Expense	8,656	9,972	9,773	13,722	9,395
Income (Loss) Before Income Tax Expense (Benefit)	3,850	8,873	2,435	(369)	3,756
Income Tax Expense (Benefit)	803	1,908	452	(146)	911
Net Income (Loss)	3,047	6,965	1,983	(223)	2,845

CB Financial Services, Inc. (Nasdaq: CBFV)

April 2022

Page 40

Per Common Share Data

Per Common Share Data	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
	Three Months Ended				
Dividends Per Common Share	$ 0.24	$ 0.24	$ 0.24	$ 0.24	$ 0.24
Earnings (Loss) Per Common Share - Basic	0.59	1.32	0.37	(0.04)	0.52
Earnings (Loss) Per Common Share - Diluted	0.58	1.31	0.37	(0.04)	0.52
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.59	0.53	0.36	0.59	0.46
Weighted Average Common Shares Outstanding - Basic	5,198,194	5,291,795	5,373,032	5,432,234	5,434,374
Weighted Average Common Shares Outstanding - Diluted	5,220,887	5,314,537	5,390,128	5,432,234	5,436,881

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Common Shares Outstanding	5,156,897	5,260,672	5,330,401	5,409,077	5,434,374
Book Value Per Common Share	$ 23.69	$ 25.31	$ 24.57	$ 24.50	$ 24.62
Tangible Book Value per Common Share (Non-GAAP) (1)	20.86	22.45	21.67	21.56	21.38
Stockholders' Equity to Assets	8.5%	9.3%	8.9%	9.1%	9.1%
Tangible Common Equity to Tangible Assets (Non-GAAP) (1)	7.6	8.4	7.9	8.1	8.0

(1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 41

Selected Financial Ratios/Asset Quality Ratios/Capital Ratios

Community Bank

	Three Months Ended				
Selected Financial Ratios (2)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Return on Average Assets	0.87 %	1.87 %	0.54 %	(0.06)%	0.81 %
Adjusted Return on Average Assets (Non-GAAP) (1)	0.87	0.76	0.53	0.87	0.71
Return on Average Equity	9.50	20.95	5.93	(0.66)	8.54
Adjusted Return on Average Equity (Non-GAAP) (1)	9.54	8.55	5.88	9.57	7.48
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	144.48	145.09	146.78	146.82	142.98
Average Equity to Average Assets	9.14	8.93	9.03	9.08	9.48
Net Interest Rate Spread	2.98	2.85	2.77	2.72	2.91
Net Interest Rate Spread (FTE) (Non-GAAP) (1)	2.99	2.86	2.78	2.74	2.92
Net Interest Margin	3.08	2.95	2.88	2.84	3.04
Net Interest Margin (FTE) (Non-GAAP) (1)	3.10	2.96	2.89	2.85	3.05
Net (Recoveries) Charge-offs to Average Loans	(0.01)	0.03	(0.01)	(0.01)	0.02
Efficiency Ratio	69.21	52.71	80.05	112.91	71.44
Adjusted Efficiency Ratio (Non-GAAP) (1)	65.88	69.73	77.27	80.68	70.06

Asset Quality Ratios	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Allowance for Loan Losses to Total Loans	1.14 %	1.13 %	1.16 %	1.15 %	1.22 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.15	1.16	1.20	1.21	1.30
Allowance for Loan Losses to Nonperforming Loans (3)	158.88	159.40	106.18	74.92	89.29
Allowance for Loan Losses to Noncurrent Loans (4)	218.28	233.37	135.37	90.83	118.08
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.79	0.78	0.97	1.37	1.18
Nonperforming Loans to Total Loans (3)	0.72	0.71	1.09	1.53	1.37
Noncurrent Loans to Total Loans (4)	0.52	0.49	0.85	1.26	1.03
Nonperforming Assets to Total Assets (6)	0.51	0.51	0.74	1.07	0.98

Capital Ratios (7)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.99 %	11.95 %	11.53 %	11.67 %	11.85 %
Tier 1 Capital (to Risk Weighted Assets)	11.99	11.95	11.53	11.67	11.85
Total Capital (to Risk Weighted Assets)	13.20	13.18	12.77	12.92	13.10
Tier 1 Leverage (to Adjusted Total Assets)	8.19	7.76	7.38	7.23	7.87

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5) Delinquent loans consist of accruing loans that are 30 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and other real estate owned.
(7) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 42

Average Balances and Yields

Community Bank

	Three Months Ended														
	March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021			March 31, 2021		
	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]
(Dollars in thousands) (Unaudited)															
Assets:															
Interest-Earning Assets:															
Loans, Net [2]	$ 1,009,210	$ 9,573	3.85 %	$ 1,004,827	$ 9,927	3.92 %	$ 1,004,474	$ 9,740	3.85 %	$ 1,016,868	$ 9,959	3.93 %	$ 1,031,853	$ 10,168	4.00 %
Debt Securities															
Taxable	215,906	905	1.68	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04	122,883	646	2.10
Exempt From Federal Tax	10,195	84	3.30	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06	12,943	96	2.97
Equity Securities	2,693	22	3.27	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62	2,632	20	3.04
Interest Bearing Deposits at Other Banks	59,296	22	0.15	150,102	19	0.05	160,935	74	0.18	242,348	89	0.15	157,962	36	0.09
Other Interest-Earning Assets	3,483	50	5.82	3,475	87	9.93	3,512	61	6.89	4,044	62	6.15	3,909	62	6.43
Total Interest-Earning Assets	1,300,783	10,656	3.32	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11	1,332,182	11,028	3.36
Noninterest-Earning Assets	122,288			100,607			88,291			82,794			92,550		
Total Assets	$ 1,423,071			$ 1,477,509			$ 1,469,277			$ 1,485,664			$ 1,424,732		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits [3]	$ 276,603	48	0.07 %	$ 278,546	51	0.07 %	$ 275,411	48	0.07 %	$ 275,752	55	0.08 %	$ 259,065	77	0.12 %
Savings [3]	243,786	19	0.03	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04	239,850	32	0.05
Money Market [3]	192,425	41	0.09	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14	197,395	98	0.20
Time Deposits [3]	132,015	422	1.30	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53	187,114	740	1.60
Total Interest-Bearing Deposits [3]	844,829	530	0.25	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37	883,424	947	0.43
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	37,884	19	0.20	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20	41,094	23	0.23
Other Borrowings	17,604	174	4.01	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34	7,200	41	2.31
Total Interest-Bearing Liabilities	900,317	723	0.33	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37	931,718	1,011	0.44
Noninterest-Bearing Demand Deposits	384,188			388,787			387,746			387,317			349,108		
Accrued Interest Payable and Other Liabilities	8,554			7,800			8,019			7,999			8,869		
Total Liabilities	1,293,059			1,345,617			1,336,616			1,350,789			1,289,695		
Stockholders' Equity	130,012			131,892			132,661			134,875			135,037		
Total Liabilities and Stockholders' Equity	$ 1,423,071			$ 1,477,509			$ 1,469,277			$ 1,485,664			$ 1,424,732		
Net Interest Income (FTE) (Non-GAAP) [4]		9,933			10,272			10,051			9,977			10,017	
Net Interest-Earning Assets [5]	400,466			427,872			440,135			447,397			400,464		
Net Interest Rate Spread (FTE)(Non-GAAP) [4][6]			2.99 %			2.86 %			2.78 %			2.74 %			2.92 %
Net Interest Margin (FTE) (Non-GAAP) [4][7]			3.10			2.96			2.89			2.85			3.05
PPP Loans	14,673	445	12.30	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42	56,945	676	4.81

(1) Annualized based on three months ended results.
(2) Net of allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale.
(3) Includes Deposits Held for Sale.
(4) Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 43

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS, Adjusted ROAA and Adjusted ROAE

Community Bank

	Three Months Ended				
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands, except share and per share data) (Unaudited)					
Net Income (Loss) (GAAP)	$ 3,047	$ 6,965	$ 1,983	$ (223)	$ 2,845
Adjustments					
(Gain) Loss on Securities	7	(44)	(24)	(11)	(447)
(Gain) on Sale of Branches	—	(5,203)	—	—	—
Loss (Gain) on Disposal of Fixed Assets	8	—	—	3	—
Tax effect	(3)	1,102	5	2	94
Non-Cash Charges:					
Intangible Asset and Goodwill Impairment	—	—	—	1,178	—
Writedown on Fixed Assets	—	23	2	2,268	—
Tax Effect	—	—	—	—	—
Adjusted Net Income (Non-GAAP)	$ 3,059	$ 2,843	$ 1,966	$ 3,217	$ 2,492
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,220,887	5,314,537	5,390,128	5,432,234	5,436,881
Earnings (Loss) per Common Share - Diluted (GAAP)	$ 0.58	$ 1.31	$ 0.37	$ (0.04)	$ 0.52
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.59	$ 0.53	$ 0.36	$ 0.59	$ 0.46
Net Income (Loss) (GAAP) (Numerator)	$ 3,047	$ 6,965	$ 1,983	$ (223)	$ 2,845
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Assets (Denominator)	1,423,071	1,477,509	1,469,277	1,485,664	1,424,732
Return on Average Assets (GAAP)	0.87 %	1.87 %	0.54 %	(0.06)%	0.81 %
Adjusted Net Income (Non-GAAP) (Numerator)	$ 3,059	$ 2,843	$ 1,966	$ 3,217	$ 2,492
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Assets (Denominator)	1,423,071	1,477,509	1,469,277	1,485,664	1,424,732
Adjusted Return on Average Assets (Non-GAAP)	0.87 %	0.76 %	0.53 %	0.87 %	0.71 %

	Three Months Ended				
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
(Dollars in thousands) (Unaudited)					
Net Income (GAAP) (Numerator)	$ 3,047	6,965	1,983	(223)	2,845
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Equity (Denominator) (GAAP)	$ 130,012	131,892	132,661	134,875	135,037
Return on Average Equity (GAAP)	9.50%	20.95 %	5.93 %	(0.66)%	8.54 %
Adjusted Net Income (GAAP) (Numerator)	$ 3,059	6,965	1,983	(223)	2,845
Annualization Factor	4.06	3.97	3.97	4.01	4.06
Average Equity (Denominator) (GAAP)	$ 130,012	131,892	132,661	134,875	135,037
Adjusted Return on Average Equity (Non-GAAP)	9.54%	8.55 %	5.88 %	9.57 %	7.48 %

Share Price	$	23.69
Divided by: Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$	2.22
Price to EPS (GAAP)		10.7x
Share Price	$	23.69
Divided by: Adjusted Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$	2.07
Price to Adjusted EPS (Non-GAAP)		11.4x

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 44

Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets

Community Bank

(Dollars in thousands, except share and per share data)	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/19	12/31/18
Stockholders' Equity (GAAP)	$ 122,156	$ 133,124	$ 130,987	$ 132,536	$ 133,776	$ 134,530	$ 151,097	$ 137,625
Goodwill and Intangible Assets, Net	(14,582)	(15,027)	(15,472)	(15,918)	(17,599)	(18,131)	(38,952)	(41,080)
Tangible Common Equity or Tangible Book Value (Non-GAAP)	$ 107,574	$ 118,097	$ 115,515	$ 116,618	$ 116,177	$ 116,399	$ 112,145	$ 96,545
Common Shares Outstanding	5,156,897	5,260,672	5,330,401	5,409,077	5,434,374	5,434,374	5,463,828	5,432,289
Book Value per Common Share (GAAP)	$ 23.69	$ 25.31	$ 24.57	$ 24.50	$ 24.62	$ 24.76	$ 27.65	$ 25.33
Tangible Book Value per Common Share (Non-GAAP)	$ 20.86	$ 22.45	$ 21.67	$ 21.56	$ 21.38	$ 21.42	$ 20.52	$ 17.77
Total Assets (GAAP)	$ 1,438,670	$ 1,425,479	$ 1,474,818	$ 1,461,613	$ 1,476,821	$ 1,416,720	$ 1,321,537	$ 1,281,701
Goodwill and Intangible Assets, Net	(14,582)	(15,027)	(15,472)	(15,918)	(17,599)	(18,131)	(38,952)	(41,080)
Tangible Assets (Non-GAAP)	$ 1,424,088	$ 1,410,452	$ 1,459,346	$ 1,445,695	$ 1,459,222	$ 1,398,589	$ 1,282,585	$ 1,240,621
Stockholders' Equity to Assets (GAAP)	8.49%	9.34%	8.88%	9.07%	9.06%	9.50%	11.43%	10.74%
Tangible Common Equity / Tangible Assets (Non-GAAP)	7.55%	8.37%	7.92%	8.07%	7.96%	8.32%	8.74%	7.78%
Share Price	24.00							
Price to Book Value (GAAP)	1.01x							
Price to Tangible Book Value (Non-GAAP)	1.15x							

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 45

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 46 Non-GAAP Financial Measures: Return on Average Tangible Common Equity Three Months Ended Full Year 3/31/22 3/31/21 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) (GAAP) $ 3,047 $ 2,845 $ 11,570 $ (10,640) $ 14,327 $ 7,052 Amortization of Intangible Assets, Net 445 532 1,926 2,128 1,532 1,167 Goodwill Impairment — — 1,178 18,693 — — Adjusted Net Income (Non-GAAP) (Numerator) $ 3,492 $ 3,377 $ 14,674 $ 10,181 $ 15,859 $ 8,219 Annualization Factor 4.06 4.06 1.00 1.00 1.00 1.00 Average Stockholders' Equity (GAAP) $ 130,012 $ 135,037 $ 133,605 $ 148,132 $ 144,903 $ 119,300 Average Goodwill and Intangible Assets, Net (14,870) (17,943) (16,591) (33,207) (39,782) (30,012) Average Tangible Common Equity (Non-GAAP) (Denominator) $ 115,142 $ 117,094 $ 117,014 $ 114,925 $ 105,121 $ 89,288 Return on Average Equity (GAAP) 9.50% 8.54% 8.66% (7.18) % 9.89% 5.91 % Return on Average Tangible Common Equity (Non-GAAP) 12.30% 11.70% 12.54% 8.86% 15.09% 9.21%

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

Community Bank

	Three Months Ended					Full Year			
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/21	12/31/20	12/31/19	12/31/18
(Dollars in thousands)									
Interest Income per Consolidated Statement of Income (GAAP)	$ 10,616	$ 10,963	$ 10,786	$ 10,820	$ 10,988	$ 43,557	$ 47,467	$ 51,031	$ 43,626
Adjustment to FTE Basis	40	41	41	43	40	172	211	251	355
Interest Income (FTE) (Non-GAAP)	$ 10,656	$ 11,004	$ 10,827	$ 10,863	$ 11,028	$ 43,729	$ 47,678	$ 51,282	$ 43,981
Interest Expense per Consolidated Statement of Income (GAAP)	723	732	776	886	1,011	3,405	5,563	7,857	5,949
Net Interest Income (FTE) (Non-GAAP)	$ 9,933	$ 10,272	$ 10,051	$ 9,977	$ 10,017	$ 40,324	$ 42,115	$ 43,425	$ 38,032
Net Interest Income (GAAP)	$ 9,893	$ 10,231	$ 10,010	$ 9,934	$ 9,977	$ 40,152	$ 41,904	$ 43,174	$ 37,677
Divided by: Average Interest Earning Assets	$ 1,300,783	$ 1,376,902	$ 1,380,986	$ 1,402,870	$ 1,332,182	$ 1,373,380	$ 1,268,833	$ 1,192,371	$10,592,790
Multiplied by: Annualization Factor	4.0556	3.9674	3.9674	4.0110	4.0556	1.0000	1.0000	1.0000	1.0000
Net Interest Margin (FTE) (Non-GAAP)	3.10%	2.96%	2.89%	2.85%	3.05%	2.94%	3.32%	3.64%	3.59%
Net Interest Margin (GAAP)	3.08%	2.95%	2.88%	2.84%	3.04%	2.92%	3.30%	3.62%	3.55%

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 47

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

Community Bank

(Dollars in thousands)	Three Months Ended 3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	Full Year 12/31/21	12/31/20	12/31/19	12/31/18
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 8,656	$ 9,972	$ 9,773	$ 13,722	$ 9,395	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Net Interest and Dividend Income (GAAP)	9,893	10,231	10,010	9,934	9,977	40,152	41,904	43,174	37,677
Noninterest Income (GAAP)	2,613	8,689	2,198	2,219	3,174	16,280	9,471	8,567	7,686
Operating Revenue (GAAP)	12,506	18,920	12,208	12,153	13,151	56,432	51,375	51,741	45,363
Efficiency Ratio (GAAP)	69.21 %	52.71 %	80.05 %	112.91 %	71.44 %	75.95 %	110.50 %	67.57 %	76.82 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 8,656	$ 9,972	$ 9,773	$ 13,722	$ 9,395	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Less:									
Other Real Estate Owned (Income)	(38)	(30)	(89)	(26)	(38)	(183)	(69)	(103)	48
Amortization of Intangible Assets, Net	445	445	446	503	532	1,926	2,128	2,127	1,556
Intangible Assets and Goodwill Impairment	—	—	—	1,178	—	1,178	18,693	—	—
Writedown on Fixed Assets	—	23	2	2,268	—	2,293	1,124	—	—
Merger Expense	—	—	—	—	—	—	—	—	854
Adjusted Noninterest Expense (Non-GAAP)	$ 8,249	$ 9,534	$ 9,414	$ 9,799	$ 8,901	$ 37,648	$ 34,891	$ 32,936	$ 32,390
Net Interest and Dividend Income (GAAP)	9,893	10,231	10,010	9,934	9,977	40,152	41,904	43,174	37,677
Noninterest Income (GAAP)	2,613	8,689	2,198	2,219	3,174	16,280	9,471	8,567	7,686
Less:									
Net Gain on Securities	(7)	44	24	11	447	526	233	140	(63)
Gain on Sale of Branches	—	5,203	—	—	—	5,203	—	—	—
Net (Loss) Gain on Disposal of Fixed Assets	(8)	—	—	(3)	—	(3)	(61)	2	(137)
Adjusted Noninterest Income (Non-GAAP)	2,628	3,442	2,174	2,211	2,727	10,554	9,299	8,425	7,886
Adjusted Operating Revenue (Non-GAAP)	12,521	13,673	12,184	12,145	12,704	50,706	51,203	51,599	45,563
Adjusted Efficiency Ratio (Non-GAAP)	65.88 %	69.73 %	77.27 %	80.68 %	70.06 %	74.25 %	68.14 %	63.83 %	71.09 %

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 48

CB Financial Services, Inc. (Nasdaq: CBFV) April 2022 Page 49 Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets Three Months Ended Full Year 3/31/22 3/31/21 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 3,850 $ 3,756 $ 14,695 $ (9,392) $ 16,056 $ 8,590 Provision for Loan Losses — — (1,125) 4,000 725 2,525 Goodwill and Intangible Asset Impairment — — 1,178 18,693 — — Writedown on Fixed Assets — — 2,293 1,124 — — Pre-Tax, Pre-Provision ("PTPP") Net Income (Non-GAAP) (Numerator) $ 3,850 $ 3,756 $ 17,041 $ 14,425 $ 16,781 $ 11,115 Annualization Factor 4.0556 4.0556 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,423,071 $ 1,424,732 $ 1,464,455 $ 1,378,074 $ 1,311,425 $ 1,152,558 PTPP Return on Average Assets (Non-GAAP) 1.10% 1.07% 1.16% 1.05% 1.28% 0.96%